As filed with the Securities and Exchange Commission on August 12, 2022

Registration No. 333- ________
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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ARTESIAN RESOURCES CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware	51-0002090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware 19702
(302) 453- 6900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

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Dian C. Taylor President and Chief Executive Officer Artesian Resources Corporation 664 Churchmans Road Newark, Delaware 19702 (302) 453-6900
(Name, address, including zip code, and telephone number including area code, of agent for service)

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Copies to:

Joanne R. Soslow Morgan, Lewis & Bockius, LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12(b)-2 of the Exchange Act.:

Large Accelerated Filer □	Accelerated Filer □
Non-accelerated Filer ☑	Smaller Reporting Company ☑
Emerging growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   □
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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 12, 2022

PROSPECTUS

$40,000,000

Artesian Resources Corporation

Class A Non-Voting Common Stock

Artesian Resources Corporation may offer to sell up to $40,000,000 maximum aggregate offering price of Class A Non-Voting Common Stock from time to time.  We may offer and sell shares of our Class A Non-Voting Common Stock in amounts and on terms that we may determine at the time of the offering.

Each time we offer shares of our Class A Non-Voting Common Stock, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain more specific information about the terms of the offering.  A prospectus supplement also may modify or supersede information contained in this prospectus.  This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell shares of our Class A Non-Voting Common Stock through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We will receive all proceeds from the sale of shares of Class A Non-Voting Common Stock hereunder.

Our Class A Non-Voting Common Stock is listed for trading on the Nasdaq Global Select Market under the symbol “ARTNA.”  On August 11, 2022, the last reported sale for price for our Class A Non-Voting Common Stock was $53.97 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2022

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein contain, and any prospectus supplement may contain, statements that express our “belief,” “anticipation” or “expectation,” as well as other statements that are not historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Statements regarding specific and overall impacts of the COVID-19 global pandemic on our financial condition and results of operations, our goals, priorities, growth and expansion plans and expectation for our water and wastewater subsidiaries and non-regulated subsidiaries, customer base growth opportunities in Delaware and Cecil County, Maryland, our belief regarding our capacity to provide water services for the foreseeable future to our customers, our belief relating to our compliance and the cost to achieve compliance with relevant governmental regulations, our expectation of the timing of decisions by regulatory authorities, the impact of weather on our operations and the execution of our strategic initiatives, our expectation of the timing for construction on new projects, our expectation relating to the adoption of recent accounting pronouncements, contract operations opportunities, legal proceedings, our properties, deferred tax assets, adequacy of our available sources of financing, the expected recovery of expenses related to our long-term debt, our expectation to be in compliance with financial covenants in our debt instruments, our ability to refinance our debt as it comes due, our ability to adjust our debt level, interest rate, maturity schedule and structure, the timing and terms of renewals of our lines of credit, plans to increase our wastewater treatment operations, engineering services and other revenue streams less affected by weather, expected future contributions to our postretirement benefit plan, anticipated growth in our non-regulated division, the impact of recent acquisitions on our ability to expand and foster relationships, anticipated investments in certain of our facilities and systems and the sources of funding for such investments, and the sufficiency of internally generated funds and credit facilities to provide working capital and our liquidity needs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those projected.  Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements.  Certain factors such as changes in weather, changes in our contractual obligations, changes in government policies, the timing and results of our rate requests, failure to receive regulatory approval, changes in economic and market conditions generally, and other factors described in the section in this prospectus and in any prospectus supplement entitled “Risk Factors,” and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as any amendment or update to our risk factors reflected in subsequent filings with the Securities and Exchange Commission, or the SEC, could cause results to differ materially from those in the forward-looking statements.  Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans.  They are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to $40,000,000 aggregate offering price of shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in any of the securities offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

PROSPECTUS SUMMARY

This prospectus summary calls your attention to selected information in this document, but it does not contain all the information that is important to you. To understand us and the securities that may be offered through this prospectus, you should read this entire prospectus carefully, including the “Risk Factors” and other information included in this prospectus and in the documents incorporated by reference herein.

Our Company

Artesian Resources Corporation, or Artesian Resources, is a Delaware corporation incorporated in 1927 that is the holding company of eight wholly-owned subsidiaries offering water, wastewater and other services in Delaware, Maryland and Pennsylvania.  Our principal subsidiary, Artesian Water Company, Inc., is the oldest and largest investor-owned public water utility on the Delmarva Peninsula, and has been providing superior water service since 1905.  We distribute and sell water, including water for public and private fire protection, to residential, commercial, industrial, municipal and utility customers in the states of Delaware, Maryland and Pennsylvania.  We provide wastewater services to customers in Delaware. In addition, we provide contract water and wastewater operations, and water, sewer and internal Service Line Protection Plans. Our Class A Non-Voting Common Stock is listed on the Nasdaq Global Select Market and trades under the symbol “ARTNA.”  Our Class B Common Stock trades on the Nasdaq’s OTC Bulletin Board under the symbol “ARTNB.”

Artesian Resources is the holding company of five regulated public utilities: Artesian Water Company, Inc., or Artesian Water, Artesian Water Pennsylvania, Inc., or Artesian Water Pennsylvania, Artesian Water Maryland, Inc., or Artesian Water Maryland, Artesian Wastewater Management, Inc., or Artesian Wastewater, and Artesian Wastewater Maryland, Inc., or Artesian Wastewater Maryland; and three non-regulated subsidiaries: Artesian Utility Development, Inc., or Artesian Utility, Artesian Development Corporation, or Artesian Development, and Artesian Storm Water Services, Inc., or Artesian Storm Water.  Effective January 14, 2022, Artesian Wastewater is the holding company of Tidewater Environmental Services, Inc. dba Artesian Wastewater, or TESI, a regulated public utility.  The terms “we,” “our,” “Artesian,” and the “Company” as used herein refer to Artesian Resources and its subsidiaries.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 664 Churchmans Road, Newark, Delaware, 19702. Our telephone number is (302) 453-6900 and our website address is www.artesianwater.com.  We include our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website.  Information contained on our website shall not be deemed incorporated into, or to be a part of, this prospectus.

RISK FACTORS

Investing in our Class A Non-Voting Common Stock involves a high degree of risk.  Before making an investment decision, you should carefully consider these risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 which is incorporated by reference into this prospectus, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC and any applicable prospectus supplement or any free writing prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus.  Any such risk could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

USE OF PROCEEDS

We will receive all of the net proceeds from the sale of our securities registered under the registration statement of which this prospectus is a part.

Unless the applicable prospectus supplement states otherwise, we will retain broad discretion in the application of the net proceeds of this offering.  We currently intend to use the net proceeds to fund a paid-in capital contribution to Artesian Water.  Artesian Water intends to use the paid-in capital contribution to repay short-term borrowings, currently consisting of the facilities described below, incurred primarily to finance expenses associated with its construction program, including investment in utility plant and equipment, and to fund capital expenditures and other general corporate purposes.  These proceeds are expected to reduce Artesian Water’s debt to total capitalization ratio, which we believe will improve Artesian Water’s ability to issue additional long-term debt to finance future capital investments.  In addition, Artesian may utilize proceeds from this shelf issuance to adjust capitalization ratios in its other regulated subsidiaries.

At June 30, 2022, Artesian Resources had a $40 million line of credit with Citizens Bank, or Citizens, which is available to all subsidiaries of Artesian Resources.  As of June 30, 2022, there was $34.0 million of available funds under this line of credit.  The previous interest rate for borrowings under this line is the London Interbank Offered Rate, or LIBOR, plus 1.00%.  It is expected that the LIBOR rate for USD currency will be discontinued after June 30, 2023.  As a result, effective May 20, 2022, this line of credit agreement was amended to replace LIBOR with the Daily Secured Overnight Financing Rate, or SOFR.  The interest rate will be a one month SOFR plus 10 basis points, or Term SOFR, plus an applicable margin of 0.85%.  Term SOFR cannot be less than 0.00%.  This is a demand line of credit and therefore the financial institution may demand payment for any outstanding amounts at any time.  The term of this line of credit expires on the earlier of May 21, 2023 or any date on which Citizens demands payment. The Company expects to renew this line of credit.

At June 30, 2022, Artesian Water had a $20 million line of credit with CoBank, ACB, or CoBank, that allows for the financing of operations for Artesian Water, with up to $10 million of this line available for the operations of Artesian Water Maryland.  As of June 30, 2022, there was $16.4 million of available funds under this line of credit.  The interest rate for borrowings under this line allows the Company to select either LIBOR plus 1.50% or a weekly variable rate established by CoBank; the Company has historically used the weekly variable interest rate.  The term of this line of credit expires on October 30, 2022. Artesian Water expects to renew this line of credit.

We have not determined the amount of net proceeds to be used for each of the purposes indicated.  The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as identification of appropriate acquisition opportunities.  Accordingly, we will have broad discretion to use the proceeds as we see fit.  Pending such uses, we intend to invest the net proceeds in interest-bearing, investment grade securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”) are summaries and are qualified by reference to the Restated Certificate of Incorporation and Bylaws that we have filed with the SEC.

Our authorized capital stock consists of 15,000,000 shares of Class A Non-Voting Common Stock, par value $1.00 per share, 1,040,000 shares of Class B Common Stock, par value $1.00 per share, 10,868 shares of 7% Prior Preferred Stock, par value $25.00 per share, 80,000 shares of Cumulative Prior Preferred Stock, par value $25.00 per share, and 100,000 shares of Series Preferred Stock, par value $1.00 per share.  We sometimes refer to our 7% Prior Preferred Stock, Cumulative Prior Preferred Stock and Series Preferred Stock collectively as Preferred Stock in this “Description of Capital Stock.”

As of August 9, 2022, we had issued and outstanding:

•	8,577,647 shares of Class A Non-Voting Common stock, held by 540 stockholders of record; and
•	881,452 shares of Class B Common Stock, held by 139 stockholders of record.

As of August 9, 2022, there were no shares of Preferred Stock outstanding.

Class A Non-Voting Common Stock
Voting Rights

Under our Restated Certificate Incorporation, generally, holders of shares of our Class A Non-Voting Common Stock do not have voting rights with respect to the election of directors and other matters voted upon by stockholders.

However, Section 242(b)(2) of the General Corporation Law of the State of Delaware confers voting rights, or statutory voting rights, to holders of the outstanding shares of a class that is not entitled to vote under the certificate of incorporation, with respect to a proposed amendment to the certificate of incorporation, if “the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.”  The vote required to approve such amendments is a majority of the outstanding shares of the class.

Holders of our Class A Non-Voting Common Stock have statutory voting rights as set forth above.  In addition, under Section 4.20 of our Restated Certificate of Incorporation, we may not issue any shares of Series Preferred Stock without the approval of the holders of a majority of the shares of Class A Non-Voting Common Stock.

Dividends

Subject to dividends that we may be required to pay on outstanding shares of Preferred Stock, the holders of Class A Non-Voting Common Stock are entitled to receive dividends, as, when and if declared from time to time by our Board of Directors out of funds legally available for such purpose.  Our Restated Certificate of Incorporation requires that we declare and pay the same dividend per share on the Class A Non-Voting Common Stock and on the Class B Common Stock.

Holders of Class A Non-Voting Common Stock may participate in our dividend reinvestment plan by automatically reinvesting cash dividends declared on all or a portion of their shares to purchase additional shares of Class A Non-Voting Common Stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of Artesian Resources, the holders of Class A Non-Voting Common Stock are entitled to share pro rata with the holders of Class B Common Stock in all assets and funds remaining after we pay all of our creditors and make required distributions to the holders of outstanding shares of Preferred Stock pursuant to our Restated Certificate of Incorporation.

Other Rights

There are no preemptive, conversion, subscription, redemption or sinking fund rights applicable to the Class A Non-Voting Common Stock.

All outstanding shares of our Class A Non-Voting Common Stock are fully paid and non-assessable.

Class B Common Stock
Voting Rights

Except as otherwise described in this “Description of Capital Stock” with respect to our other classes of stock, the right to vote for the election of directors and other stockholder matters is exercised exclusively by the holders of Class B Common Stock.  Holders of Class B Common Stock are entitled to one vote per share on all matters voted upon by stockholders.  Our directors, other than those elected by holders of our Preferred Stock under specified circumstances as described herein, are classified into three classes.  Holders of shares of Class B Common Stock do not have cumulative voting rights.

Dividends

Subject to dividends that we may be required to pay on outstanding shares of Preferred Stock before we may pay dividends on other shares, the holders of Class B Common Stock are entitled to receive dividends, as, when and if declared from time to time by our board of directors out of funds legally available for such purpose.  Our Restated Certificate of Incorporation requires that we declare and pay the same dividend per share on the Class B Common Stock and on the Class A Non-Voting Common Stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding up of our operations, the holders of Class B Common Stock are entitled to share pro rata with the holders of Class A Non-Voting Common Stock in all assets and funds remaining after we pay all of our creditors and make required distributions to the holders of outstanding shares of Preferred Stock pursuant to our Restated Certificate of Incorporation.

Other Rights

There are no preemptive, conversion, subscription, redemption or sinking fund rights applicable to the Class B Common Stock.

All outstanding shares of Class B Common Stock are fully paid and non-assessable.

Preferred Stock

As of August 9, 2022, there were no shares of Preferred Stock outstanding.  In addition, we have no present plans to issue any Preferred Stock.

The rights, preferences and privileges of our Class A Non-Voting Common Stock are subject to, and may be adversely affected by, the rights, preferences and privileges of any series of Preferred Stock that we may issue in the future.

For example, if shares of 7% Prior Preferred Stock or Cumulative Prior Preferred Stock are issued, no dividends may be declared and paid on the Class A Non-Voting Common Stock unless the dividends on the 7% Prior Preferred Stock and Cumulative Prior Preferred Stock then outstanding have been paid. In addition, in the event of our liquidation, dissolution or winding up or our sale of all of our assets, the holders of any outstanding 7% Prior Preferred Stock and Cumulative Prior Preferred Stock are entitled, after we pay all of our creditors, to be paid in cash the par value of their shares and any accrued but unpaid dividends before we make any payment to the holders of our Class A Non-Voting Common Stock.

In addition, our board of directors has the power to fix, subject to preferences that may be applicable to the 7% Prior Preferred Stock or Cumulative Prior Preferred Stock under our Restated Certificate of Incorporation, the full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof of any such series of Series Preferred Stock.

Provisions with Possible Anti-Takeover Effects
Our Restated Certificate of Incorporation provides that we will be governed by Section 203 of the General Corporation Law of the State of Delaware which prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the stockholder becoming an “interested stockholder.”  An “interested stockholder” is one who, directly or indirectly, owns 15% or more of the outstanding voting stock of the corporation.  A “business combination” includes:
•	A merger;
•	Consolidation;
•
Sale or lease or other disposition of assets having an aggregate value in excess of 10% of either the aggregate fair market value of the consolidated assets of the corporation or the aggregate market value of all the outstanding stock of the corporation; and

•	Certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation or which provide the interested stockholder with a financial benefit.

These restrictions do not apply where:
•	Prior to such time the Company’s board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
Upon consummation of the transaction in which the stockholder became an interested stockholder, the stockholder owns at least 85% of the voting stock outstanding at the commencement of such transaction, excluding, for determining the number of shares outstanding, shares owned by persons who are directors as well as officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
The business combination is approved by the board of directors and the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder at an annual or special meeting.

The business combinations provisions of Section 203 of the General Corporation Law of the State of Delaware may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of us that are not negotiated and approved by our board of directors.

We have adopted certain provisions in our Restated Certificate of Incorporation and By-laws which may have anti-takeover implications.  Our Restated Certificate of Incorporation provides that without the affirmative vote of at least 75% of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a class, the provisions in our Restated Certificate of Incorporation and the Bylaws establishing a classified board of directors may not be altered, amended or repealed.  In addition, absent approval of our board of directors, our Bylaws may only be amended or repealed by the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class.  These supermajority voting provisions, along with various supermajority voting provisions for certain classes of stock required for certain business combinations and other corporate actions described above, may have an effect of discouraging, delaying or preventing a change of control which may be at a premium above the prevailing market price.

Transfer Agent and Registrar
The Transfer Agent and Registrar for the Class A Non-Voting Common Stock is Computershare, 462 South 4th Street, Louisville, KY  40202.

Nasdaq Global Select Market

Our Class A Non-Voting Common Stock is listed on the Nasdaq Global Select Market under the symbol “ARTNA.”

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the shares of Class A Non-Voting Common Stock offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the shares to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the shares will be named in the applicable prospectus supplement. We may sell the shares directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the shares of Class A Non-Voting Common Stock at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the shares upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the shares, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for whom they may act as agent. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The shares of Class A Non-Voting Common Stock may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Stock Market or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the shares, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the shares may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such shares, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase the shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the shares hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase shares for the purpose of stabilizing market price. The underwriters in an offering of shares may also create a “short position” for their account by selling more shares in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing shares in the open market following completion of the offering of such shares or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to shares that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the shares at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our Class A Non-Voting Common Stock is quoted on the Nasdaq Global Select Market.  Any underwriters or agents to or through which shares are sold by us may make a market in such shares, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any shares sold by us.

LEGAL MATTERS

The validity of the shares of Class A Non-Voting Common Stock offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Artesian Resources Corporation as of December 31, 2021 and December 31, 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement.  You should refer to the registration statement and its exhibits for additional information.  Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document.  We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and special reports and other information with the SEC.  These documents are publicly available, free of charge, on our website at www.artesianwater.com. The information on our website is not part of this prospectus.  We include our website address in this prospectus only as an inactive textural reference and do not intend it to be an active link to our website.  You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and the information we filed with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus.  Artesian Resources Corporation incorporates by reference into this prospectus the following documents filed with the SEC and any future filings that it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, between the date of this prospectus and the termination of the offering (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

1.	Our Annual Report on Form 10‑K for the year ended December 31, 2021, as filed with the SEC on March 11, 2022;
2.	Our Quarterly Report on Form 10-Q for the period ended March 31, 2022, as filed with the SEC on May 5, 2022;
3.	Our Quarterly Report on Form 10-Q for the period ended June 30, 2022, as filed with the SEC on August 5, 2022;
4.	Our Current Reports on Form 8-K filed with the SEC on January 18, 2022, February 10, 2022, February 17, 2022, May 6, 2022, June 1, 2022 and July 25, 2022; and
5.
The description of our Class A Non-Voting Common Stock contained in Exhibit 4.22 in our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC on March 11, 2022, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

Artesian Resources Corporation
Attention: Investor Relations
664 Churchmans Road
Newark, DE 19702
(302) 453-6900

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table lists the estimated expenses to be incurred by the registrant in connection with the offer and sale of securities registered under this registration statement.

SEC registration fees		$3,708
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*
Total expenses	$	*
_____________
*  These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, permits a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for, among other things, liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Article TENTH of the registrant’s Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
•	for any breach of such person's duty of loyalty;
•	for acts and omissions not in good faith or involving intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL; and
•	for any transaction resulting in receipt by such person of an improper personal benefit.

In addition, Article TENTH of the registrant’s Restated Certificate of Incorporation provides that liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

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Article VIII of the registrant’s Bylaws provides that the registrant will indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was a director, officer or controller of the registrant or is or was serving at the request of the registrant as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (all such persons being referred to as an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, controller or trustee or in any other capacity while serving as a director, officer, controller or trustee, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to provide broader indemnification rights, against all expense, liability and loss (including attorneys' fees) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, subject to the right of the indemnitee to bring suit against the registrant to enforce a right to indemnification or to an advance of expenses permitted under this Article VIII, the registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the registrant’s board of directors.  Article VIII also provides that the indemnitee has the right to advancement of expenses in connection with a proceeding.

As authorized by Section 145 of the General Corporation Law of the State of Delaware and Article VIII of registrant’s Bylaws, the registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the registrant for indemnification payments made to its directors and officers for certain liabilities.  The premiums for such insurance are paid by the registrant.

Item 16. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement **
3.1
Restated Certificate of Incorporation of the Company effective April 28, 2004 (incorporated by reference to Exhibit 3.1 filed with the Company’s Form 10-Q for the quarterly period ended March 31, 2004).

3.2	Amended and Restated By-laws of Artesian Resources Corporation (incorporated by reference to Exhibit 3.1 filed with the Company’s Form 8-K filed on November 24, 2020).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.1).
24.1	Power of Attorney (Included on signature page).
107	Calculation of Filing Fee Table.

** To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware, on August 12, 2022.

ARTESIAN RESOURCES CORPORATION

By:  /s/ Dian C. Taylor
Name:   Dian C. Taylor
Title:     Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY

Each person in so signing also makes, constitutes and appoints Dian C. Taylor and David B. Spacht, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf in his or her capacity as a director and/or officer and to execute any and all documents for him or her in such capacity, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including, without limitation, the execution and filing with the Securities and Exchange Commission of any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dian C. Taylor
Dian C. Taylor	Chair of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 12, 2022

/s/ David B. Spacht
David B. Spacht	Chief Financial Officer (Principal Financial Officer)	August 12, 2022

/s/ Jennifer L. Finch
Jennifer L. Finch	Corporate Treasurer and Senior Vice President of Finance (Principal Accounting Officer)	August 12, 2022

/s/ Nicholle R. Taylor
Nicholle R. Taylor	Director	August 12, 2022

/s/ Kenneth R. Biederman
Kenneth R. Biederman	Director	August 12, 2022

/s/ John R. Eisenbrey, Jr.
John R. Eisenbrey, Jr.	Director	August 12, 2022

/s/ Michael Houghton
Michael Houghton	Director	August 12, 2022

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